EXHIBIT 4.18

Share Issuance Resolution

Authorizing The Issuance Of New Shares Of Common Stock In

Cabinet Grow, Inc.

___________________________

Effective June 6, 2014

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The undersigned, as a qualified officer of Cabinet Grow, Inc., a Nevada corporation (the “Company”), hereby certifies that this Share Issuance Resolution is authorized by and consistent with the resolutions of the Company’s board of directors (“Board Resolution”) regarding (i) that certain Secured Convertible Promissory Note in the face amount of $1,657,500.00 with an original issuance date of June 6, 2014 (the “Note”), made by the Company in favor of Chicago Venture Partners, L.P., a Utah limited partnership, its successor and/or assigns (“Investor”), and (ii) that certain Warrant to Purchase Shares of Common Stock issued by the Company to Investor (the “Warrant”), all pursuant to that certain Securities Purchase Agreement dated June 6, 2014, by and between the Company and Investor (the “Purchase Agreement”).

RESOLVED, that the Company’s transfer agent (including all successor transfer agents, the “Transfer Agent”) of shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), is authorized to rely upon:

(i)	a Lender Conversion Notice substantially in the form of Exhibit A attached hereto, whether an original or a copy (the “Lender Conversion Notice”),
(ii)	an Installment Notice substantially in the form of Exhibit B attached hereto, whether an original or a copy (the “Installment Notice”),
(iii)	a True-Up Notice substantially in the form of Exhibit C attached hereto, whether an original or a copy (the “True-Up Notice”), and
(iv)	a Notice of Exercise of Warrant substantially in the form of Exhibit D attached hereto, whether an original or a copy (the “Notice of Exercise”),

in each case without any further inquiry, to be delivered to the Transfer Agent from time to time either by the Company or Investor.

RESOLVED FURTHER, that the Transfer Agent is authorized to issue the number of:

(i)	“Lender Conversion Shares” (representing shares of Common Stock) set forth in each Lender Conversion Notice delivered to the Transfer Agent,
(ii)	“Installment Conversion Shares” (representing shares of Common Stock) set forth in each Installment Notice delivered to the Transfer Agent,
(iii)	“True-Up Shares” (representing shares of Common Stock) set forth in each True-Up Notice delivered to the Transfer Agent,
(iv)	“Delivery Shares” (representing shares of Common Stock) set forth in each Notice of Exercise delivered to the Transfer Agent, and
(v)	all additional shares of Common Stock the Company may subsequently instruct the Transfer Agent to issue in connection with any of the foregoing or otherwise under the Note or the Warrant, as the case may be, with such shares to be issued in the name of Investor, or its successors, transferees, or designees, free of any restricted security legend, as permitted by the Note or the Warrant, as the case may be.

RESOLVED FURTHER, that consistent with the terms of the Purchase Agreement, the Transfer Agent is authorized and directed to create a transfer agent share reserve equal to 10,000,000 shares of the Company’s common stock for the benefit of Investor (the “Transfer Agent Reserve”) within three (3) trading days of the date the Company’s Common Stock first trades on a public market; provided that the Transfer Agent Reserve may increase in increments of 1,000,000 shares from time to time by written instructions provided to the Transfer Agent by the Company or Investor as required by the Purchase Agreement and as contemplated by the Board Resolution.

RESOLVED FURTHER, that Investor and the Transfer Agent may rely upon the more general approvals and authorizations set forth in the Board Resolution, and the Transfer Agent is hereby authorized and directed to take those further actions approved under the Board Resolution.

RESOLVED FURTHER, that Investor must consent in writing to any reduction of the Transfer Agent Reserve; provided, however, that upon (i) full conversion and/or full repayment of the Note and (ii) the complete exercise (or expiration) of the Warrant, the Transfer Agent Reserve will terminate thirty (30) days thereafter.

RESOLVED FURTHER, that the Company shall indemnify the Transfer Agent and its employees against any and all loss, liability, damage, claim or expenses incurred by or asserted against the Transfer Agent arising from any action taken by the Transfer Agent in reliance upon this Share Issuance Resolution.

Nothing in this Share Issuance Resolution shall limit or restrict those resolutions and authorizations set forth in the Board Resolution, including without limitation, the calculation from time to time of the Share Reserve (as defined in the Purchase Agreement).

The undersigned officer of the Company hereby certifies that this is a true copy of the Company’s Share Issuance Resolution, effective as of the date set forth below, and that said resolution has not been in any way rescinded, annulled, or revoked, but the same is still in full force and effect.

/s/ Sam May	6/6/2014
Officer’s Signature	Date

Sam May, CEO
Printed Name and Title

EXHIBIT A

LENDER CONVERSION NOTICE

[attached]

EXHIBIT B

INSTALLMENT NOTICE

[attached]

EXHIBIT C

TRUE-UP NOTICE

[attached]

EXHIBIT D

NOTICE OF EXERCISE

[attached]